BY-LAWS

                                          OF

                       NATIONAL PATENT DEVELOPMENT CORPORATION





                                      ARTICLE I

                                       OFFICES



               Section 1.     The location of the principal office of the

          Corporation in the State of Delaware shall be the City of

          *Wilmington, County of New Castle.

               Section 2.     The Corporation may also have offices at such

          other places both within and without the State of Delaware as the

          Board of Directors may from time to time determine or the

          business of the Corporation may require.



                                      ARTICLE II

                               MEETINGS OF STOCKHOLDERS

               Section 1.     All meetings of the stockholders for the

          election of directors shall be held at the principal office of the Corporation in the State of Delaware or at such other places within or without the State of Delaware as may from time to time be fixed by the Board of Directors and may be specified in the respective notices of meeting or duly executed waivers of notice;

          provided that the place of meeting for the election of directors

          *(Section 1, Article I, amended by
            the Executive Committee of the
            Board of Directors on February
            1, 1977.)

          shall be changed within sixty days next before the day on which the election is to be held and, at least twenty days before the election is held, a notice of any such change shall be given to each stockholder entitled to vote at the election.

               *Section 2.    The Annual Meeting of the Stockholders of the

          Corporation shall be held on such date and at such time as may be designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting.

               Section 3.     Written notice of the annual meeting shall be

          given to each stockholder entitled to vote thereat, at least ten days before the date fixed for the meeting.

               Section 4.     At least ten days before every election of

          directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each,

          shall be prepared by the Secretary.  Such list shall be open to the examination of any stockholder for said ten days either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of meetings, or, if not so specified, at the place where said meeting is to be held, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

               Section 5.     At all elections of Directors, the Chairman

          of the meeting shall appoint two (2) Inspectors of Election.  The

          *(Section 2, Article II, amended by the
            Board of Directors on April 24, 1995.)


          Inspectors shall first take and subscribe an oath of affirmation faithfully to execute the duties of Inspectors at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls, and after the balloting shall make a certificate of the result of the vote taken; but no Director or candidate for the office of Director shall be appointed as such Inspector.

               *Section 6.    The Board of Directors may close the stock

          transfer books of the Corporation for a period not exceeding sixty days preceding the date of any meeting of the stockholders or the date for payment of any dividend or the date for the allotment of rights of the date when any change or conversion or exchange of capital stock shall go into effect or the date in connection with obtaining the consent of stockholders for any purpose.  In lieu of closing the stock transfer books as

          aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty day preceding the date of any meeting of

          stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion of exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment

          thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in

          *(Section 6, Article II, amended by
            the Executive Committee of the
            Board of Directors on November 17,
            1978.)


          respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such

          stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

               Section 7.     Special meetings of the stockholders for any

          purpose or purposes, unless otherwise prescribed by stature or by the Certificate of Incorporation, shall be held at the principal office of the Corporation in the State of Delaware or at such other place within or without the State of Delaware as may be designated in the notice of said meeting, upon call of the

          President or the Secretary at the request in writing of

          stockholders owning capital stock of the Corporation issued and outstanding and representing 50% of the combined voting power of all issued and outstanding classes of capital stock.  Such request shall state the purpose of the proposed meeting.

               Section 8.     Written notice of a special meeting of

          stockholders, stating the time and place thereof, shall be given to each stockholder entitled to vote thereat at least five days before the date fixed for such meeting.

               Section 9.     The holders of record of stock, issued and

          outstanding and entitled to vote thereat, present in person or represented by proxy, representing a majority of the number of votes entitled to be cast shall constitute a quorum at all meetings of stockholders except as otherwise provided by statute,

          by the Certificate of Incorporation or by these By-Laws.  If,

          however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

               Section 10.    When a quorum is present at any meeting, the

          vote of the holders of stock having a majority of the voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the

          Certification of Incorporation or of these By-Laws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

               Section 11.    Any vote on stock of the Corporation may be

          given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunder authorized and

          delivered to the secretary of the meeting; provided, however,

          that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period.  Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of stockholders entitled to vote, no share of stock shall be voted at any election of Directors which shall have been

          transferred on the books of the Corporation within twenty days next preceding such election of Directors.

               Section 12.    Whenever a vote of stockholders at a meeting

          thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the

          Certification of Incorporation or of these By-Laws, the meeting and of stockholders may be dispensed with, if all the

          stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in wrrriting to such corporate action being taken.  Nothing in the Section contained shall be construed to alter or modify the provisions of Section

          271 of the Delaware Corporation Law.



                                     ARTICLE III

                                      DIRECTORS

               Section 1.     The property and business of the Corporation

          shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statue or by Certificate of Incorporation of by these By-Laws directed or required to be exercised or done by the stockholders.

               Section 2.     The number of Directors which shall

          constitute the whole Board shall be nine or such other number,

          not less than three and not more than fifteen, as the Directors may from time to time determine by resolution.  The Directors shall be elected at the annual meeting of stockholders, except as provided in Section 3 of this Article, and each Director elected shall hold office until his successor shall be elected and shall qualify.  Directors need not be stockholders.

               *Unless recommended by the Board of Directors for election,

          no person shall be elected a director, unless notice in writing of a nomination by a stockholder of the Corporation shall be received by the Secretary of the Corporation not less than (i)

          with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of

          stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.  Such notice must set forth (a) the name, age,

          business address, and (if known) residence address of each nominee proposed in such notice; (b) the principal occupation or employment of each such nominee; (c) a description of the

          business experience during the last five (5) years of each such nominee, and (d) the number of shares of capital stock of the

          Corporation beneficially owned by each such nominee.  In

          addition, such notice must be signed by a stockholder duly

          *(Section 2, Article III, amended
            by the Board of Directors on
            April 24, 1995.)















          qualified to attend and vote at the meeting (other than the person or persons nominated) and must contain a notice in writing signed by each nominee of his willingness to be elected and to serve as a director.

               Section 3.     Vacancies and newly created directorships

          resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office,

          though less than a quorum, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced pursuant to law;  provided, however, that, if one or more

          directors shall resign from the Board, effective at a future date, the remaining directors who have not resigned may fill such vacancy or vacancies or they may request the resigning directors to participate in filling such vacancy or vacancies and in either case, the vote therein shall become effective at the future date aforesaid.  The votes taken pursuant to this Section 3 need not be by ballot.

                          MEETINGS OF THE BOARD OF DIRECTORS

               Section 4.     The Directors of the Corporation may hold

          their meetings both regular and special, either within or without the State of Delaware.

               Section 5.     The first meeting of each newly elected Board

          may be held immediately after each annual meeting of the

          stockholders at the same place at which such annual meeting is held, and no notice of such meeting shall be necessary.

               Section 6.     Regular meetings of the Board may be held

          without notice at such time and place as shall from time to time be determined by the Board.

               Section 7.     Special meetings of the Board may be called

          by the President or Executive Vice President on at least two days' notice to each Director, either personally or by mail or by telegram.  Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

               Section 8.     At all meetings of the Board, a majority of

          the number of Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the

          Directors present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of

          Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

                               COMMITTEES OF DIRECTORS

               Section 9.     The Board of Directors may, by resolution

          passed by a majority of the whole Board, designate an Executive

          Committee to consist of two (2) or more Directors as the Board may from time to time determine.  *The Executive Committee shall

          *(Section 9, Article III, amended by
            the Board of Directors on February
            26, 1980.)


          have, and may exercise all the powers of the Board of Directors in the management of the business and the affairs of the

          Corporation, including, without limitation, the issuance of shares of the Common Stock of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it, but neither the Executive

          Committee nor any other Committee appointed by the Board shall have the power to fill vacancies in the said Committee; provided,

          however, that, in the absence or disqualification of any member of the Executive Committee or of any other Committee appointed by the Board, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum may unanimously appoint another member of the

          Board to act at a meeting in the place of any such absent or disqualified member, subject, however, to the right of the Board of Directors to designate one or more alternate members of such

          Committee which alternate members shall have power to serve,

          subject to such conditions as the Board may prescribe, as a member or members of said Committee during the absence of

          inability to act of any one ore more members of said Committee.

          The Board of Directors shall have the power at any time to change the membership of the Executive Committee, to fill vacancies in it, or to dissolve it.  The Executive Committee may make rules for the conduct of its business and may appoint such Committees and assistants as it may from time to time deem necessary.  A majority of the members of the Executive Committee shall

          constitute a quorum.  Unless otherwise ordered by the Board, each member of the Executive Committee shall continue to be a member thereof until the expiration of his term of office as a Director

          (or, in the case of his reelection as a Director, until the expiration of his new tern of office) or until sooner removed by the Board.  Meetings of the Executive Committee shall be held at the principal office of the Corporation in the State of Delaware,

          or at such other place or places within or without the State of

          Delaware as shall abe specified in the notice or waiver of notice of meeting, or specified by resolution of the Board or of the

          Executive Committee.

               Section 10.    The Board of Directors may also, by

          resolution or resolutions, passed by a majority of the Board,

          designate one or more other Committees, each Committee to consist of two or more of the Directors of the Corporation, which to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the

          manageement of the business and affairs of the Corporation and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.  Such Committee or

          Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of

          Directors.

               Section 11.    Whenever requested by the Board of Directors

          a committee shall keep regular minutes of their proceedings and report the same to the Board when required.

                              COMPENSATION OF DIRECTORS

               Section 12.    Directors may, by resolution of the Board,

          receive a fixed annual sum or other compensation for acting as

          Directors, payable quarterly or at such other intervals as the

          Board shall fix, and/or a fixed sum or other compensation and expenses of attendance, if any, for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation, or any subsidiary or affiliated

          corporation, in any other capacity and receiving compensation therfor.  Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

                             INFORMAL ACTION BY DIRECTORS

               Section 13.    Unless otherwise restricted by the

          Certificate of Incorporation of these By-Laws, any action

          required or permitted to be taken at any meeting of the Board of

          Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board or Committee.

                                 REMOVAL OF DIRECTORS

               Section 14.    At any special meeting of the stockholders,

          duly called as provided in these By-Laws, any Director or

          Directors may be the affirmative vote of the holders of amajority of all the shares of stock outstanding and entitled to vote for the election of Directors be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 15.    The Corporation shall indemnify any and all

          of its Directors and officers and former Directors and officers and any person who may be serving or have served at its request as a Director or officer of another corporation in which it owns shares of capital stock or of whichit is a creditory (and their heirs, distributees, executors, and administrators), against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding inwhich they,

          or any of them, are made parties, or a party, by reason of being or having been Directors or officers or a Director or officer of the Corporation, or of such other corporation; provided however,

          that the Corporation shall not indemnify any such Director or officer or former Director or officer or person in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty, nor in respect of any matter on which any settlement or compromise is effected, if the total expense,

          including the cost of such settlement, shall substantially exceed the expense which might reasonably be incurred by such Director or officer or former Director or officer or person in conducting such litigation to a final conclusion.  The foregoing rights and indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under common law, any statute, by-law, agreement, vote of stockholders, or otherwise.

                                      ARTICLE IV

                                       NOTICES

               Section 1.     Whenever under the provisions of the statutes

          or of the Certificate of Incorporation or of these By-Laws,

          notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such Director or stockholder at such address as appears on the books of the

          Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

               Section 2.     Whenever any notice is required to be given

          under the provisions of the statutes or of the Certificate of

          Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed

          equivalent thereto.

                                      ARTICLE V

                                       OFFICERS

               *Section 1.    The officers of the Corporation shall be

          chosen by the Board of Directors and shall be a President, one or more Executive Vice Presidents, a Senior Vice President, a

          Secretary and a Treasurer.  The Board of Directors may also choose additional Vice Presidents and one or more Assistant

          Secretaries and Assistant Treasurers.  Any two offices may be

          *(Section 1, Article V, amended by the
            Executive Committee of the Board of
            Directors on October 1, 1976.)
           (Section 1, Article V, further amended
            by the Executive Committee of the Board
            of Directrs on September 1, 1986.)


          held by the same person.  More than two offices other than the offices of President and Secretary may be held by the same person.  The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

               *Section 2.    The board of Directors at its first meeting

          after each annual meeting of stockholders shall choose a

          President, one or more Executive Vice Presidents, and Treasurer and a Secretary, none of whom need be a member of the Board.

               Section 3.     The officers of the Corporation shall hold

          office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed either with or without cause at any time by the

          affirmative vote of a majority of the whole Board of Directors.

          If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                                      PRESIDENT

               Section 4.     The President shall have general supervision

          of the business of the Corporation and over its several officers,

          subject to the control of the Board of Directors.  He shall,

          unless another person is designated by the Board of Directors,

          preside at all meetings of the stockholders.  He shall sign and execute in the name of the Corporation, all deeds, mortgages,

          bonds, contracts or other instruments authorized by the Board of

          *(Section 2, Article V amended by the
            Executive Committee of the Board of
            Directors on September 1, 1986.)

          Directors, except where required or permitted by law to be otherwise signed or executed and except in cases where the signing and execution thereof shall be delegated by the Board of

          Directors or by these By-Laws to some other officer or agent of the Corporation; and in general, shall perform all the duties incident to the office of the President.

                               EXECUTIVE VICE PRESIDENT

               Section 5.     The Executive Vice President and any

          additional Vice Presidents, shall perform such duties as the

          President or the Board of Directors may, from time to time,

          designate.

                         SECRETARY AND ASSISTANT SECRETARIES

               Section  6.    The Secretary shall record all the

          proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose, and shall perform like duties for the standing Committees when requested.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.  He shall keep in safe custody the seal of the Corporation and when authorized by the Board, affix the same to any instrument requiring it and,

          when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

               Section 7.     The Assistant Secretaries in order of their

          seniority shall, in the absence or disability of the Secretary,

          perform the duties and exercise the powers of the Secretary and shall perform such other duties as the President or the Board of

          Directors shall prescribe.

                          TREASURER AND ASSISTANT TREASURER

               Section 8.     The treasurer shall have the custody of the

          corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the

          Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

               Section 9.     He shall disburse the funds of the

          Corporation and may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the

          President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the

          Corporation.

               Section 10.    He shall perform all duties incident to the

          office, and any duties that may be assigned to him by the Board of Directors or the President.

               Section 11.    If required by the Board of Directors, he

          shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death,

          resignation, retirement or removal from office, of all books,

          papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

               Section 12.    The Assistant Treasurers in the order of

          their seniority, unless otherwise determined by the Board of

          Directors shall, in the absence or disability of the Treasurer,

          perform the duties and exercise the powers of the Treasurer.

          They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

                                      ARTICLE VI

                                CERTIFICATES OF STOCK

               Section 1.     The interest of each stockholder of the

          Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from fime to time prescribe in accordance with the law.  The certificates of stock shall be numbered and shall be entered in the books of the

          Corporation as they are issued.  They shall exhibit the holder's name and numjber of shares and shall be signed by the President or the Executive Vice President and the Treasurer or an Assistant

          Treasurer or the Secretary or an assistnat Secretary.

               Section 2.     The Board of Directors may appoint one or

          more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

               Section 3.     Where a certificate is signed (1) by a

          transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a

          registrar, the signature of any such President, Executive Vice

          President, Treasurer, Assistant Treasurer, Secretary or Assistant

          Secretary may be facsimile.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any sucy certificate or certificcates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the

          Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon have not ceased to be such officer or officers of the Corporation.

               Section 4.     The shares of stock of the Corporation shall

          be transferable on the books of the Corporation by the registered holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of similar shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

               Section 5.     The Corporation shall be entitled to treat

          the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as

          oherwise provided by the laws of Delaware.


                                  LOST CERTIFICATES

               Section 6.     The Board of Directors may direct a new

          certificate or certificates to be issued in place of any

          certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing the issuance of a new certificate or certificates, the Board of Directors may, in its discreation, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such matter as it shall reequire and/or give the

          Corporation a bond in such sum as it may direct as indemnity agaainst any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or

          destroyed.



                                     ARTICLE VII

                                   CORPORATE BOOKS

               Section 1.     All the books of the Corporation, except

          either the original or duplicate stock ledger, may be kept outside of Delaware at such place or places as the Board of

          Directors may from time to time determine.



                                     ARTICLE VIII

                                  GENERAL PROVISIONS

                                      DIVIDENDS


               Section 1.     Dividends upon the capital stock of the

          Corporation, subject to the provisions of the Certificate of

          Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock,

          subject to the provisions of the Certificate of Incorporation.

               Section 2.     Before payment of any dividend, there may be

          set aside out of any funds in the Corporation available for dividends such sum or sums as the Directors, from time to time in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interest of the Corporation, and the Directors may modddify or abolish any such reserve in the manner in which it was created.

                               EXECUTION OF INSTRUMENTS

               Section 3.     All checks, notes, drafts, bills of exchange,

          orders for the payment of money, bonds, debentures, obligations,

          bill of lading, commerical documents and other negotiable and/or non-negotiable instruments, contracts and formal documents (other than certificates of stock) shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.  The seal of the

          Corporation may be affixed to such instruments and papers

          requiring the same as shall have been duly signed and may be attested by the Secretary or one of the Assistant Secretaries or

          by the Treasurer or one of the Assistant Treasurers or by any

          other officer.

                                     FISCAL YEAR

               Section 4.     The fiscal year of the Corporation shall be

          fixed by resolution of the Board of Directors; otherwise it shall be a calendar year.

                                    CORPORATE SEAL

               Section 5.     The corporate seal shall have inscribed

          thereon the name of the Corporation, the year of its

          organization, and the words "Corporate Seal, Delaware".  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  VOTING UPON STOCKS

               Section 6.  Unless otherwise ordered by the Board of

          Directors or Executive Committee, the President, the Executive

          Vice President or any of the Vice Presidents authorized thereto in writing by the President shall have full power and authority in behalf of the Corporation to attend and to act and to vote, or to give, on behalf of the Corporation a proxy to attend and to act and to vote at any meeting of the stockholders of any

          corporation in which the Corporation may hold stock, and at such meeting he or such proxy shall possess any may exercise, for the purpose of such meeting, any and all the rights and powers incident to the ownership of said stock, and which as the owner thereof, the Corporation might have possessed and exercised if present.  The Board of Directors or Executive Committee by resolution from time to time may confer like powers upon any other person or persons.

                                      ARTICLE IX

                                      AMENDMENTS

               Section 1.     These By-Laws may be altered or repealed at

          any regular meeting of the stockholders or of the Board of

          Directors or at any special meeting of the stockholders or of the

          Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting; provided,

          however, that no change of the time or place of the meeting for the election of Directors shall be made within sixty days next before the day on which such meeting is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder entitled to vote thereat at least twenty days before the election is held.